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Exhibit 7

PricewaterhouseCoopers LLP
Chartered Accountants
Place de la Cité, Tour Cominar
2640 Laurier Boulevard, Suite 1700
Sainte-Foy, Quebec
Canada G1V 5C2
Telephone +1 (418) 522 7001
Facsimile +1 (418) 522 5663

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Æterna Zentaris Inc. for the year ended December 31, 2004 of our report dated February 25, 2005, except as to note 25c) which is as of March 10, 2005 relating to the consolidated financial statements for the three-years ended December 31, 2004 which appears in the Annual Report to Shareholders.

Chartered Accountants

Quebec, Quebec, Canada
February 25, 2005

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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Exhibit 7
CONSENT OF INDEPENDENT ACCOUNTANTS